UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2013

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 N. Vineyard Avenue, 4th Floor, Ontario, CA		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As discussed in more detail under Item 8.01 below, on January 15, 2013, the Board of Managers of Kaiser Ventures LLC, a Delaware limited liability company (the “Company”), unanimously voted to adopt a plan to voluntarily dissolve and liquidate the Company and to amend and restate the Company’s existing members’ operating agreement, both of which actions are subject to approval by the Company’s members. In anticipation of the proposed dissolution and liquidation of the Company, the Company entered into a Liquidation Manager Agreement with Richard E. Stoddard, the Company’s current President, Chief Executive Officer and Chairman of the Board. However, even though the Company entered into the Liquidation Manager Agreement it is not effective until the first business day following the date of the approval of the plan of dissolution and the amended and restated operating agreement by the Company’s members (the “Effective Date”). The Liquidation Manager Agreement was approved by the Board of Managers with Mr. Stoddard abstaining from the vote.

The material terms of the Liquidation Manager Agreement are more fully discussed in Item 5.02 below, which discussion is incorporated herein by this reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On January 15, 2013, the Company entered into a Liquidation Manager Agreement with Richard E. Stoddard, the Company’s current President, Chief Executive Officer, and Chairman of the Board of Managers. However, even though the Company approved and entered into the Liquidation Manager Agreement, such agreement is not effective until the Effective Date. Until such time as the Liquidation Manager Agreement becomes effective, Mr. Stoddard’s Transition Employment Agreement with Business Staffing, Inc. will remain in place. The following summary is qualified in its entirety by the full text of the Liquidation Manager Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

DUTIES AND POWERS OF THE LIQUIDATION MANAGER. As of the Effective Date, the Liquidation Manager shall have all of the powers and rights conferred upon the Liquidation Manager by the Liquidation Manager Agreement, by the Plan of Dissolution and Liquidation for the Company (the “Plan of Dissolution”) and the Second Amended and Restated Operating Agreement for the Company (the “New Operating Agreement”) (collectively the “Governing Documents”). These powers and rights include, but are not limited to, for and on behalf of the Company, the power and right to: (i) identify, settle, compromise, litigate, establish reserves or otherwise resolve any disputed claims; (ii) sell, abandon, liquidate and otherwise convert to cash, any non-cash assets (including the receipt of installment or royalty payments) expeditiously and in such manner as he believes to be in the best interests of the Company; and (iii) employ or engage such personnel, consultants and professionals as may be necessary or appropriate to assist in the implementation of the dissolution, liquidation and winding up of the Company.

CONSULTING COMPENSATION. As the Liquidation Manager, Mr. Stoddard will be treated and compensated as a 1099 consultant as his employment under the terms of his Transition Employment Agreement with Business Staffing will terminate. Commencing the first day of the month following the Effective Date, the Liquidation Manager shall be compensated for his consulting services to the Company and its affiliates as follows:

a. Except as described in subparagraph c below, until the transfer of substantially all of the Company’s ownership interests in Kaiser Eagle Mountain, LLC, Lake Tamarisk Development, LLC and Mine Reclamation, LLC or the assets of such entities (collectively, the “Eagle Mountain Assets”) to a third party in one or a series of transactions, the Liquidation Manager shall be paid a consulting fee of $23,000 per month in arrears for all of his services to the Company and its affiliates as Liquidation Manager.

b. Except as described in subparagraph c below, upon the closing of the transfer of the Eagle Mountain Assets to a third-party in one or a series of transactions, the Liquidation Manager shall be compensated for all of his services performed in connection with the Liquidation Manager Agreement at the rate of $17,500 per month in arrears.

c. The Liquidation Manager’s monthly consulting compensation is scheduled to terminate on June 30, 2014, but this date may be extended up to December 31, 2014, if there is no previous transaction for the Eagle Mountain Assets and a transaction for the sale or other third-party transfer of the Eagle Mountain Assets is reasonably likely to occur on or before December 31, 2014, or if there are material uncertainties with regard to the final liquidation of the Company, such as the final resolution of all claims. Upon the cessation of the payment of the monthly consulting compensation, and if the Liquidation Manager Agreement has not been otherwise terminated, the Liquidation Manager may continue to provide services to the Company and its affiliates as provided in the Liquidation Manager Agreement (subject to the termination of the Liquidation Manager Agreement) and the Liquidation Manager shall thereafter be compensated on a contingent basis pursuant to a separate agreement or amendment to the Liquidation Manager Agreement which is to be negotiated and entered into by the Company and Mr. Stoddard on or before the Effective Date.

d. The Liquidation Manager shall be reimbursed for all his reasonable out-of-pocket expenses that he incurs in connection with performing the duties, responsibilities and obligations of the Liquidation Manager under the Governing Documents.

TERMINATION OF THE LIQUIDATION MANAGER AGREEMENT. Once, and if, the Liquidation Manager Agreement becomes effective, the Liquidation Manager Agreement will terminate upon the resignation, death, permanent disability or removal of the Liquidation Manager and upon the later of:

a. The filing by the Company of a Certificate of Cancellation with the State of Delaware; or

b. Thirty (30) days following a separate entity or entities assuming all the claims of the Company and all the assets of the Company have been sold or otherwise transferred and there are no material cash assets yet to be collected or obtained.

The Member Representative, who is designated under the New Operating Agreement as Terry L. Cook, the Company’s current Executive Vice President-Administration and General Counsel (subject to the approval of the New Operating Agreement by the Company’s members), may remove the Liquidation Manager as provided in the Governing Documents. In addition, members of the Company owning collectively at least five percent (5%) of the Company (or their designated representative) may petition the Delaware Chancery Court for the removal of the Liquidation Manager for “cause.” For purposes of the Liquidation Manager Agreement, “cause” shall mean.

a. A willful material breach by the Liquidation Manager of any provision of the Governing Documents or applicable law;

b. Gross negligence or dishonesty in the performance of the Liquidation Manager’s duties;

c. Engaging in conduct or activities or holding any position that materially conflicts with the interests of the Company, its members or creditors, or materially interferes with the Liquidation Manager’s duties and responsibilities to the Company or its affiliates; or

d. An act of fraud, embezzlement or theft in connection with the Liquidation Manager’s services for the Company or its affiliates or the conviction of the Liquidation Manager of any felony.

ITEM 8.01 OTHER EVENTS

On January 15, 2013, the Company’s Board of Managers unanimously approved the Plan of Dissolution and the New Operating Agreement for the Company, both of which remain subject to approval by the Company’s members. The Board of Managers has concluded that it is in the best interests of the Company and its members to dissolve and liquidate as the final step in implementing the Company’s previously approved cash maximization strategy. The Company plans on selling its remaining assets, discharging or making adequate provision for its known and contingent liabilities and distributing the net liquidation proceeds, if any, in one or more future distributions to members. The following summary is qualified in its entirety by the full text of the Plan of Dissolution and New Operating Agreement, which are filed as Exhibits 3.2 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Further details of the Plan of Dissolution and the New Operating Agreement will be provided in the proxy statement that will accompany the notice of the special members’ meeting that will be called to approve the Plan of Dissolution, the New Operating Agreement and a name change for the Company. The special members’ meeting would be the commencement of the final step in the Company’s previously approved cash maximization strategy and will be held for the following purposes:

1. To authorize and approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution;

2. To consider and vote upon a proposal to amend and restate the Company’s existing operating agreement, as previously amended to date, by approving the New Operating Agreement, which would, among other things:

•	Restrict the purpose of the Company to activities associated with its liquidation, dissolution and winding up;

•

Eliminate the Board of Managers of the Company and replace it with a single Liquidation Manager with such power and authority as necessary to manage the liquidation and dissolution of the Company and the winding up of its affairs;

•	Designate Richard E. Stoddard as the initial Liquidation Manager and to provide for the appointment of his successor in the event of resignation, removal for cause, death or disability;

•

Designate Terry L. Cook as the initial Member Representative to act for and on behalf of the members to the extent necessary and provided for in the Plan of Dissolution and the New Operating Agreement and to further provide for the appointment of his successor in the event of resignation, death or disability;

•

Limit the duration of the Company to a period not greater than three years, subject to such reasonable extension as necessary to complete the sale or distribution of all the Company’s assets and the receipt of the purchase price for any asset sale;

•	Prohibit any transfer or exchange of units, other than by will, intestate succession or operation of law and to prevent admission of new members;

•	Eliminate provisions relating to meetings of members;

•

Update the Company’s current members’ operating agreement in accordance with recent Delaware case law and recent practice by eliminating the fiduciary duties of the Company’s managers and members to the fullest extent permitted by Delaware law (other than the covenant of good faith and fair dealing implied in the New Operating Agreement); and

•	To make other changes consistent with a company in dissolution;

3. To consider and vote on a proposal to amend the Company’s Certificate of Formation to change the name of the Company.

It is currently anticipated that the members’ meeting will be held late in the first quarter of 2013 or early in the second quarter of 2013.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

This Report on Form 8-K and the attached exhibits could be considered a communication that may be deemed to be a solicitation with respect to the proposed Plan of Dissolution and the proposed New Operating Agreement for the Company. In connection with the proposed transactions, the Company intends to file a proxy statement (the “Proxy Statement”) and other relevant materials with the Securities and Exchange Commission. MEMBERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Members of the Company may obtain a free copy of the Proxy Statement and other documents filed by the Company with the Securities and Exchange Commission (when available) at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.Kaiserventures.com. The Proxy Statement and other relevant materials (when available) may also be obtained for free from the Company by directing a request to Kaiser Ventures LLC, Attn: Investor Relations, 337 N. Vineyard Avenue, 4th Floor, Ontario, CA 91764. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.2	Second Amended and Restated Operating Agreement for the Company as approved by the Company’s Board of Managers on January 15, 2013.

*10.1	Liquidation Manager Agreement between Richard E. Stoddard and Kaiser Ventures, LLC dated January 15, 2013.

99.1	Plan of Dissolution and Liquidation as approved by the Company’s Board of Managers on January 15, 2013

*	Management compensation plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: January 18, 2013	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel